Exhibit 4.10

JT 1335 ½

COPYRIGHT 1930 BY

DWIGHT & M.H JACKSON

CHICAGO

PATENT PENOING

NUMBER

SHARES

Incorporated under the Laws

of the State of Delaware

NANOSPHERE, INC.

4,400 Authorized Series A Convertible Preferred Shares $0.01 Par Value Per Share

This Certifies that is the owner of full paid and non-assessable SHARES OF THE SERIES A CONVERTIBLE PREFERRED STOCK OF NANOSPHERE, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

The corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation, this day of A.D.

Secretary

President

For Value Received, hereby sell, assign and transfer unto Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

In presence of

NOTICE THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER

THIS SPACE IS NOT TO BE

COVERED IN ANY WAY